UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2007

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02   Departure or Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2007, Silicon Laboratories Inc. (“Silicon Laboratories”) and William G. Bock entered into an Amendment to Stock Options Agreement (the “Amendment”).  Mr. Bock is Silicon Laboratories’ current Senior Vice President and Chief Financial Officer and he previously served as a director of Silicon Laboratories between March 2000 and November 2006.  The Amendment amends certain stock option agreements governing options exercisable for a total of 48,000 shares of Silicon Laboratories’ common stock that were granted to Mr. Bock under the 2000 Stock Incentive Plan while he was a director of Silicon Laboratories.  Prior to the Amendment, each such stock option agreement provided that the underlying options would cease to be exercisable on November 8, 2007 (the expiration of the 12-month period following the termination of Mr. Bock’s service as a director of Silicon Laboratories).  The Amendment amends each such stock option agreement to provide that the exercisability of the underlying options shall now be tied to the definition of “Service” found in the Plan (which includes Mr. Bock’s service as an employee) rather than solely to service as a director of Silicon Laboratories.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

10.1                           Amendment to Stock Options Agreement between Silicon Laboratories Inc. and William G. Bock dated July 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

July 20, 2007	/s/Paul V. Walsh, Jr.
Date	Paul V. Walsh, Jr.
Vice President of Finance (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Stock Options Agreement between Silicon Laboratories Inc. and William G. Bock dated July 19, 2007.